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                                                                     EXHIBIT 5.1


               [LETTERHEAD OF HELLER EHRMAN WHITE & MCAULIFFE LLP]


                                 March 17, 2000


                                                                      21860-0016

REMEC, Inc.
9404 Chesapeake Drive
San Diego, California  92123

                       Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to REMEC, Inc., a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 (File No. 333-31428) filed with the Securities and Exchange Commission on March 1, 2000 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 4,312,500 shares of the Company's $0.01 par value Common Stock (the "Shares"), of which up to 3,500,000 currently unissued shares are to be sold by the Company and up to 812,500 currently issued and outstanding shares held by certain shareholders (the "Selling Shareholders") of the Company are to be sold by the Selling Shareholders, of which up to 250,000 are to be sold in conjunction with the Company's shares and up to an additional 562,500 may be sold if the underwriters exercise their over-allotment option. The Shares are to be sold in connection with the proposed public offering of the Shares pursuant to an Underwriting Agreement (the "Underwriting Agreement") with respect to the Shares between the Company and the Selling Shareholders, on the one hand, and Needham & Company, Inc., CIBC World Markets Corp., Dain Rauscher Incorporated, and A.G. Edwards & Sons, Inc., as Representatives of the several underwriters, on the other hand.

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates:

         (a) The Restated Articles of Incorporation of the Company certified by the Secretary of State of the State of California as of March 16, 2000, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;


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REMEC, Inc.                                      Heller Ehrman White & McAuliffe
March 17, 2000                                                         ATTORNEYS
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         (b) The Bylaws of the Company certified to us by an officer of the
             Company as being complete and in full force and effect as of the date of this opinion;

         (c) A Certificate of the President and Secretary of the Company: (i) certifying that copies of all records of proceedings and actions of the Board of Directors of the Company, including any committee thereof, relating to the issuance of the Shares and the proposed resale of the Shares pursuant to the Registration Statement have been provided to us; and (ii) certifying as to certain factual matters;

         (d) The Registration Statement;

         (e) A letter from ChaseMellon, the Company's transfer agent, dated as of March 16, 2000, confirming the number of shares of the Company's Common Stock that were outstanding on March 15, 2000; and

         (f) The current draft of the Underwriting Agreement.

         This opinion is limited to the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion. Our opinion to the effect that all issued and outstanding Shares are fully paid and nonassessable is based on the certification obtained from the Company identified in item (c) above to the effect that the consideration for such Shares recited in the Board of Directors' resolutions for such Shares has been received.

         Based on the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold by the Company are issued, delivered, and paid for in accordance with the terms of the Underwriting Agreement, (iii) the Shares to be sold by the Selling Shareholders are delivered and paid for in accordance with the terms of the Underwriting Agreement and (iv) all applicable securities laws are

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REMEC, Inc.                                      Heller Ehrman White & McAuliffe
March 17, 2000                                                         ATTORNEYS
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complied with, it is our opinion that the currently issued and outstanding
Shares covered by the Registration Statement are, and the currently unissued Shares covered by the Registration Statement, when issued by the Company, will be, legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and any amendments thereto.

                                         Very truly yours,


                                         /s/ Heller Ehrman White & McAuliffe LLP